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                                                                  EXHIBIT 10.99



                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is dated as of October 11, 1999, between ELECTRONIC MEDICAL DISTRIBUTION, INC. D/B/A EMD.COM, a Delaware corporation (the "Company"), and TIMOTHY S. HEYERDAHL (the "Executive").

         1. Employment. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to be employed by the Company, on the terms and conditions set forth herein.

         2.       Term.

                  (a) The "Initial Term" of the employment of the Executive by the Company as provided in Section 1 will commence on October 11, 1999 (the "Effective Date") and will terminate at 11:59 p.m. on October 11, 2002 (the "Expiration Date") unless extended or sooner terminated as hereinafter provided (such period, the "Employment Period").

                  (b) The "Employment Period" may be extended beyond the Initial Term by the mutual agreement of the parties in writing (the "Extended Term").

                  (c) The "Business" of the Company is the provision of medical and health-related products, services and information to consumers and healthcare providers predominantly over the internet.

         3.       Position, Duties and Responsibilities.

                  (a) Position. The Executive hereby agrees to serve as Chief Financial Officer of the Company and of the Company's parent, BioShield Technologies, Inc., a Georgia corporation.

                  (b) Place of Employment. During the term of this Agreement, the Company's headquarters shall be located in the Atlanta, Georgia area.

                  (c) Other Activities. Except with the prior written approval of the Board of Directors of the Company (the "Board") (which the Board may grant or withhold in its sole and absolute discretion), the Executive, during the Employment Period, will not (i) accept any other employment, or (ii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that is or may be competitive with or that might place him in a competing position to, that of the Company or any of its affiliates. Notwithstanding the foregoing, the Company agrees that the Executive (or affiliates of the Executive) shall be permitted: (i) to make any passive personal investments that are not in a business activity that is directly or indirectly competitive with the Company (ii) to participate in industry organizations, (iii) with the consent of the Board of Directors of the Company, to be a member of Boards of Directors of other entities which do not directly compete with the Company, and (iv) to participate in charitable or educational activities.



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         4.       Compensation and Related Matters.

                  (a) Salary. During the Employment Period, the Company shall pay the Executive a salary of Two hundred forty thousand DOLLARS ($240,000.00) annually (the "Salary").

                  (b) Bonus. The Executive shall also be eligible for an annual bonus up to 100% of the Executive's Salary. The President and Chief Executive Officer of the Company shall recommend to the Compensation Committee of the Board of Directors whether Executive shall receive a bonus and, if so, the amount of such bonus, based upon quantifiable deliverables and objectives determined by the President and Chief Executive Officer and/or the Compensation Committee of the Board of Directors. Executive understands and agrees that the Compensation Committee of the Board of Directors has sole discretion to determine if Executive will receive a bonus and, if so, the amount of such bonus.

                  (c) Stock Options. The Company shall recommend to the Compensation Committee of the Board of Directors of the Company that Executive be granted as of the date of this Agreement an option to purchase 200,000 shares of the Company's common stock at a price to be determined by such committee with the shares to be exercisable in one third increments on the first, second and third anniversaries of grant, respectively. The Company shall also recommend to the Compensation Committee of the Board of Directors of BioShield Technologies, Inc. that Executive be granted as of November 17, 1999, an option to purchase 50,000 shares of the common stock of BioShield Technologies, Inc. at an exercise price per share of the mean between the high and low sales price of the stock on the date of grant with the shares to be exercisable in one third increments on the first, second and third anniversaries of grant, respectively.

                  (d) Vacation. During the Employment Period Executive shall be entitled to twenty days of vacation during each calendar year. These days of vacation shall be non-cumulative which means that he receives the twenty days of vacation at the beginning of each calendar year for use during the calendar year. Days of vacation not used during a calendar year shall not carry over and shall be forfeited. In the event, the Executive requests time off between signing of this agreement and December 31, 1999, the Executive can discuss the request with the Chief Executive Officer.

                  (e) Business Expenses. The Company will reimburse the Executive for reasonable bona fide business expenses incurred on behalf of the Company in the ordinary course of business, provided, however, that the expense is otherwise deductible by the Company as an ordinary and necessary business expense for federal income tax purposes.

                  (f) General Benefits. The Executive shall generally be entitled to participate in or receive health, long-term disability insurance, and similar benefits as the Company provides from time to time to its executives. The Executive shall cooperate with the issuance of a key man term life insurance policy for the benefit of the Company, if so requested by the Company.



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                  (g)    Professional Dues and Fees. The Executive shall be
         entitled to reimbursement for his professional dues and any expenses related to the educational requirements to maintain his status as a Certified Public Accountant.

                  (h) Health Club. Executive shall receive reimbursement for the monthly dues of a Health Club of his choice up to $300.00 per month; provided, however, that no reimbursement will be paid to Executive unless such a payment may be deducted by the Company as an ordinary business expense.

                  (i) Withholding. All salary, bonus payments, stock option exercises, benefit payments and other payments due to Executive under this Agreement shall be paid in a manner consistent with the standard payroll practices of the Company. The Company may withhold from any payment any required taxes or other governmental withholdings, insurance or benefit payments and similar items.

         5.       Termination or Resignation.

                  (a) Termination. The Executive's employment hereunder shall be, or may be, as the case may be, terminated and shall constitute a "Termination" under the following circumstances:

                         (i) Death. The Executive's employment hereunder shall terminate upon his death.

                         (ii) Disability. The Executive's employment hereunder shall terminate on the Executive's physical or mental disability or infirmity which, in the opinion of a competent physician selected by the Board, renders the Executive unable to perform his duties under this Agreement for more than 30 days during any 120-day period.

                         (iii) With Cause. The Company may terminate the Executive's employment hereunder for Cause. "Cause" shall mean (i) Employee's material breach of any of the terms of this Agreement, (ii) his conviction of a crime involving moral turpitude or constituting a felony under the laws of any state, the District of Columbia or of the United States,
                  (iii) his gross negligence, willful misconduct or fraud in the performance of his duties hereunder; (iv) his repeated failure or refusal to follow the directives of the Board; or
                  (v) inappropriate business conduct that is directly related to Executive's activities on behalf of the Company that may cause material harm to the business interests of the Company.

                         (iv) By the Company for Any Other Reason. The Company may terminate the Executive's employment hereunder at any time for any reason other than the Executive's Death or Disability or for Cause.

                         (v) Termination by Executive for Good Reason. The Executive may terminate his employment with the Company at any time for "Good Reason." "Good Reason" shall mean without the express written consent of the Executive the occurrence of any of the following events unless such events are substantially corrected within thirty (30) days following written notification by Executive to the



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                  Company that he intends to terminate his employment hereunder for one of the following reasons: (i) any material reduction or diminution in the duties, responsibilities and status of Executive's position; (ii) a material breach by the company of any provision of this Agreement; (iii) a relocation by the Company of its principal place of business to another city or state more than fifty (50) miles from Norcross, Georgia and the Company requires Executive to relocate to such new principal place of business; and (iv) the occurrence of a Change in Control. The Executive understands, acknowledges and agrees that any voluntary resignation by him shall not constitute Good Reason. Further Executive understands, acknowledges and agrees that if the Company is separated from its parent BioShield Technologies, Inc. through an initial public offering, stock dividend or otherwise and he no longer serves as chief financial officer of BioShield Technologies, Inc., this will not constitute Good Reason under this Agreement.

                           As used in this Agreement, "Change of Control" means
                  the occurrence of any of the following: (i) the adoption of a plan relating to the liquidation or dissolution of the Company, (ii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person or group, other than Jacques Elfersy or Timothy C. Moses or their affiliates (the "Principals"), becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Securities Exchange Act of 1934), directly or indirectly, of more than fifty percent (50%) of the total voting power of the total outstanding shares of the Company on a fully diluted basis, or (iii) the consummation of the first transaction (including, without limitation, any merger or consolidation) the result of which is that any person or group, other than the Principals, becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the total voting power of the total outstanding voting stock of the Company on a fully diluted basis.

                           Notwithstanding anything to the contrary above the
                  sale of the Company's stock to the public in an initial public offering or otherwise shall not constitute a Change in Control.

                           (vi) Termination by Executive for Any Reason Other Than Good Reason. The Executive may voluntarily resign his position and terminate his employment and Salary with the Company at any time, with or without cause, by delivery of a written notice of resignation to the Company (the "Notice of Resignation"). The Notice of Resignation shall set forth the date such resignation shall become effective (the "Date of Resignation"), which date shall, in any event, be at least thirty (30) days and no more than sixty (60) days from the date the Notice of Resignation is delivered to the Company. At its option, the Company may reduce such notice period to any length, upon written notice to the Executive.

                  (b) Notice of Termination by Company. Any termination of the Executive's employment by the Company shall be communicated by written Notice of Termination to the Executive. For purposes of this Agreement, a "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth, if applicable, in reasonable detail the facts and circumstances claimed to



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         provide a basis for termination of the Executive's employment under the provision so indicated. "Date of Termination" shall mean (i) if the Executive's employment is terminated by his death, the date of his death, (ii) if the Executive's employment is terminated by reason of his disability, the date of the opinion of the physician referred to in Section 5(a)(ii), above, (iii) if the Executive's employment is terminated by the Company for Cause pursuant to subsection 5(a)(iii) above or without Cause pursuant to subsection 5(a)(iv) above, the date specified in the Notice of Termination and (iv) if the Executive voluntarily resigns pursuant to subsection 5(c) above, the date of the Notice of Resignation.

                  (c) Executive is Employee-At-Will. Notwithstanding the Term of this Agreement and the annual salary to be paid to the Executive during his employment with the Company, nothing in this Agreement should be construed as to confer any right of the Executive to be employed by the Company for a fixed or definite term. Subject to
         Section 6 hereof, the Executive hereby agrees that the Company may dismiss him under subsection 5(a) hereof without regard (i) to any general or specific policies (whether written or oral) of the Company relating to the employment or termination of its employees, or (ii) to any statements made to the Executive, whether made orally or contained in any document, pertaining to the Executive's relationship with the Company. The Executive's employment with the Company is at will and may be terminated by the Company at any time by delivery of a Notice of Termination to the Executive, for any reason, with or without cause, without liability except with respect to the payments provided for by Section 6(d).

                  (d) Termination Obligations. In exchange for the Company entering into the Agreement and payment of the Severance Payments provided for in Sections 6(b) and 6(e) herein, the Executive agrees that, at the time of his resignation or termination from the Company:

                         (i) The Executive will promptly return to the Company all personal property, both tangible and intangible, furnished to or prepared by the Executive in the course of or incident to his employment, the Executive hereby acknowledging and agreeing that such property belongs to the Company, such that following termination the Executive will not retain any written or other tangible material containing any proprietary information of the Company. "Personal property" includes, without limitation, all computers, cellular phones, company credit cards, access keys, books, manuals, records, reports, notes, contracts, lists and other documents or materials, or copies thereof (including computer files), and all other proprietary information relating to the business of the Company.

                         (ii) The Executive will tender his resignation from all offices and directorships then held with the Company.

                         (iii) The Executive will execute a release acceptable to the Company of all liability of the Company, and its directors, officers, shareholders, employees, agents and attorneys, to the Executive in connection with or arising out of his employment with the Company, except with respect to any Severance Payments under Sections 6(b) or 6(d) which may be payable to him under the terms of the Agreement.



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                         (iv)      The representations and warranties contained
                  herein and the Executive's obligations under Sections 5(d), 7, 8, 9 and 15 through 18 shall survive termination of the Employment Period and the expiration of this Agreement.

         6. Compensation Upon Termination. Upon the occurrence of any of the events described Section 5(a)(i) through 5(d)(vi) of this Agreement, the Executive shall be entitled, unless otherwise provided herein, to the following remuneration in respect of such Termination (the "Severance Payments") for the period of time specified therein (the "Severance Period"):

                  (a) Death. If the Executive's employment shall be terminated pursuant to Section 5(a)(i), the Company shall pay the Executive's personal representative his Salary payable pursuant to
         Section 4(a) through the Date of Termination. At the Executive's own expense, the Executive's dependents shall also be entitled to any continuation of health insurance coverage rights under any applicable law.

                  (b) Disability. If the Executive's employment shall be terminated by reason of disability pursuant to Section 5(a)(ii), the Executive shall receive his Salary payable pursuant to Section 4(a) up to the Date of Termination and for 30 days thereafter; provided that payments so made to the Executive during the disability shall be reduced by the sum of the amounts, if any, payable to the Executive at or prior to the time of any such payment under any disability benefit plan of the Company. At the Executive's own expense, the Executive and his dependents shall also be entitled to any continuation of health insurance coverage rights under any applicable law.

                  (c) Cause. If the Executive's employment shall be terminated for Cause pursuant to Section 5(a)(iii) hereof, the Company shall pay the Executive his Salary then payable pursuant to Section 4(a) through the Date of Termination. At the Executive's own expense, the Executive and his dependents shall also be entitled to any continuation of health insurance coverage rights under any applicable law.

                  (d) Voluntary Resignation. If the Executive terminates his employment with the Company pursuant to Section 5(a)(vi) hereof, the Company shall have no obligation to compensate the Executive following the Date of Resignation, except for the payment of accrued and unpaid salary pursuant to Section 4(a) through the Date of Resignation. In any event, at the Executive's own expense, the Executive and his dependents shall be entitled to any continuation of health insurance coverage rights under any applicable law.

                  (e) Termination Without Cause by Company and Termination For Good Reason by Executive. If the Company terminates Executive's employment with the Company pursuant to Section 5(a)(iv) or the Executive terminates his employment with the Company pursuant to
         Section 5(a)(vi) hereof, the Company shall pay to Executive all Salary payable pursuant to Section 4(a), as Severance Payments through a period ending twelve (12) months following the Date of Termination. Further beginning one month after the Date of Termination the Company shall pay to Executive in six monthly installments an amount equal to the average of all annual bonuses paid or payable to Executive during the Term of this agreement prior to the Date of Termination. In addition for the period that the Severance Payments are being paid to the Executive, the Executive and the Executive's family shall be entitled to receive welfare plan benefits (other than continued group long-term disability coverage) generally available to executives of the Company with comparable



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         responsibilities or positions at the same cost to the Executive as is charged to such similar executives from time to time for comparable coverage. The Company shall have no other obligation to compensate the Executive following the Date of Termination.

                  (f) Any Severance Payments made pursuant to this Section 6 shall be payable in accordance with the Company's regular payroll practices. The obligation of the Company to make the Severance Payments to the Executive is expressly conditioned upon the Executive complying and continuing to comply with his obligations and covenants under Sections 5(d), 7 and 8 of this Agreement following termination of his employment with the Company.

7.       Confidentiality and Non-Solicitation Covenants.

                  (a) Confidentiality. In addition to the agreements set forth in Section 5(e), the Executive hereby agrees that the Executive will not, during the Employment Period or at any time thereafter directly or indirectly disclose or make available to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, any Confidential Information (as defined below). The Executive agrees that, upon Termination of his employment with the Company, all Confidential Information in his possession that is in written or other tangible form (together with all copies or duplicates thereof, including computer files) shall be returned to the Company and shall not be retained by the Executive or furnished to any third party, in any form except as provided herein; provided, however, that the Executive shall not be obligated to treat as confidential, or return to the Company copies of any Confidential Information that (i) was publicly known at the time of disclosure to the Executive, (ii) becomes publicly known or available thereafter, but prior to the Date of Termination, other than by any means in violation of this Agreement or any other duty owed to the Company by any person or entity or (iii) is lawfully disclosed to the Executive by a third party. As used in this Agreement the term "Confidential Information" means: information disclosed to the Executive or known by the Executive as a consequence of or through his relationship with the Company, about the directors, officers, shareholders, customers, employees, investors, business methods, public relations methods, organization, procedures or finances, including, without limitation, information of or relating to shareholder , customer or investor lists of the Company and any affiliate.

                  (b) Non-Solicitation. In addition, the Executive hereby agrees that during the Employment Period, and for a period of one (1) year thereafter, regardless of the reason or circumstances of Termination of employment with the Company, the Executive will not, directly or indirectly, solicit or attempt to solicit away from Company any of its officers or employees or offer employment to any person who, at any time during the six (6) months immediately preceding the Date of Termination, is or was an officer or employee of Company.

         8. Covenant Not to Compete. The Executive agrees that during the Employment Period he will devote full-time to the business of the Company and not engage in any type of business which engages in the medical internet, online pharmacy and information services or any other related businesses, including but not limited to all aspects of the Business. Subject to such full-time requirement and the restrictions set forth below in this Section 8 and Section 3(c) above, the Executive shall be permitted to continue his existing business investments and activities and may pursue additional business investments; provided that the Executive not serve as a director or



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officer of any public company resulting from such business investments. The
Executive agrees that, from the end of the Employment Period through a one (1) year period thereafter, he shall not, within the Protected Territory (as defined hereinafter), (i) invest in, manage, consult or participate in any way in any other business in competition with the Business (in either an active or passive manner), (ii) participate in or advise any business which has business activities similar to the Business, or (iii) act for or on behalf of any business that intends to enter or participate in any business which has any business activities similar to the Business, in each case unless the independent members of the Company's Board determines that such action is in the best interests of the Company. Notwithstanding the foregoing, the Executive may purchase stock as a stockholder in any publicly traded company, including any company which is involved in the development or operation of a medical internet site in the Protected Territory; provided that the Executive does not own (together or separately or through his affiliates) more than five percent (5%) of any company (other than the Company) engaged in a business which is competitive with the Business of the Company within the Protected Territory. In addition, the Executive shall not invest (directly or indirectly) in any business which is competitive with the Business operating within the Protected Territory unless the independent members of the Company's Board determines that such an investment is in the best interests of the Company. For purposes of this Agreement, the "Protected Territory" shall mean that area within a one hundred (100) mile radius of the principal offices of the Company at the Date of Termination.

         9. Injunctive Relief and Enforcement. In the event of breach by the Executive of the terms of Sections 5(d), 7 or 8, if the Company believes it is suffering irreparable injury, then the Company shall, notwithstanding the requirement of final and binding arbitration contemplated in Section 16 below, be entitled to institute legal proceedings to enforce the specific performance of this Agreement by the Executive and to enjoin the Executive from any further violation of Sections 5(d), 7 or 8 and to exercise such remedies cumulatively or in conjunction with all other rights and remedies provided by law and not otherwise limited by this Agreement. The Executive acknowledges, however, that the remedies at law for any breach by him of the provisions of Sections 5(d), 7 or 8 may be inadequate. In addition, in the event the covenants set forth in Sections 5(d), 7 or 8 shall be determined by any court of competent jurisdiction to be unenforceable by reason of extending for too great a period of time or over too great a geographical area, by reason of being too restrictive or expansive, or by constituting an unlawful restraint of trade in any other respect, each such covenant shall be interpreted to extend over the maximum period of time and over a maximum geographical area for which it may be enforceable, and to the maximum extent in all other respects as to which it may be enforceable, and enforced as so interpreted, all as determined by such court in such action.

         10. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered when transmitted by telecopy with written confirmation of transmission and receipt, three (3) days after deposit in the U.S. mail, first class, with adequate postage thereon, or one (1) day after delivery to an overnight air courier guaranteeing next day delivery, addressed as follows:



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         If to the Executive:       Mr. TIMOTHY S. HEYERDAHL
                                    2340 Blackheath Trace
                                    Alpharetta, Georgia  30005

         If to the Company:         eMD.COM
                                    5655 Peachtree Parkway
                                    Norcross, Georgia 30093
                                    Attention: President

         With a copy to:            Schreeder, Wheeler & Flint, LLP
                                    1600 Candler Building
                                    127 Peachtree Street, N.E.
                                    Atlanta, Georgia 30303-1845
                                    Attention: Edward H. Brown, Esq.

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt as provided above.

         11. Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect; provided, however, that if any one or more of the terms contained in Sections 5(d), 7 or 8 hereto shall for any reason be held by any court of competent jurisdiction to be unenforceable by reason of extending for too great a period of time or over too great a geographical area, by reason of being too restrictive or expansive, or by constituting an unlawful restraint of trade in any other respect, then such covenant shall not be deleted but shall be reformed and constructed in a manner to enable it to be enforced to the extent compatible with applicable law.

         12. Assignment. This Agreement may not be assigned by the Executive, but may be assigned by the Company to any successor to its business and will inure to the benefit and be binding upon any such successor.

         13. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         14. Headings. The headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         15. Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of Georgia (without reference to the choice of law provisions of Georgia), except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

         16. Arbitration. Absent any irreparable injury being suffered by the Company entitling the Company to seek injunctive relief against the Executive pursuant to Section 9 hereof, in the



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event there shall be a dispute among the parties arising out of or relating to this Agreement, or the breach thereof, the parties agree that such dispute shall be resolved by final and binding arbitration in Atlanta, Georgia under the rules of the American Arbitration Association. Any award issued as a result of such arbitration shall be final and binding between the parties thereto, and shall be enforceable by any court having jurisdiction over the party against whom enforcement is sought. The fees and expenses relating to such arbitration (with the exception of the Executive's attorneys' fees, if any) or any action to enforce an arbitration award shall be shared equally by the Company and the Executive.

         15. Entire Agreement. This Agreement contains the entire agreement and understanding between the Company and the Executive with respect to the employment of the Executive by the Company as contemplated hereby, and no representations, promises, agreements or understandings, written or oral, not herein contained shall be of any force or effect. This Agreement shall not be changed unless in writing and signed by both the Executive and the Board of the Company.

         18. Board Approval. In any case in which this Agreement provides for the approval, review or determination of the Board in connection with the Executive's compensation, benefits, termination or compliance with restrictive covenants herein expressed, then such approval, review or determination shall be deemed a "Director's conflicting interest transaction", subject to the procedures required by O.C.G.A. ss. 14-2-860 et seq.

         19. The Executive's Acknowledgment. The Executive acknowledges he has had the opportunity to consult with independent counsel of his own choice concerning this Agreement, and he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

                  IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date and year first above written.


ELECTRONIC MEDICAL DISTRIBUTION, INC.
d/b/a eMD.com



By: /s/ Jacques Elfersy
    ------------------------------------

Title:                                            Date: November 17, 1999
      ----------------------------------                -----------------



/s/ Timothy S. Heyerdahl                          Date: November 17, 1999
----------------------------------------                -----------------
TIMOTHY S. HEYERDAHL



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